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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 1996, except the second paragraph of Note 10, as to which the date is May 10, 1996, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-18525) and related Prospectus of Hvide Marine Incorporated for the Registration of 4,000,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Miami, Florida

January 27, 1997

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the statement of assets to be sold and the related statements of vessel operations of Gulf Boat Marine Services, Inc. and E & D Boat Rentals, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-18525) and related Prospectus of Hvide Marine Incorporated for the Registration of 4,000,000 shares of its common stock.


                                          ERNST & YOUNG LLP

New Orleans, Louisiana

January 27, 1997